EXHIBIT 12-1

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   SEC METHOD
                                     ($000)

                                                                 6 MONTHS
                                                                   ENDED
                                                                 06/30/98
                                                                 --------

NET INCOME                                                       $265,067

ADD BACK:

- INCOME TAXES:
     OPERATING INCOME                                             178,973
     NON-OPERATING INCOME                                         (15,843)
                                                                  -------
  NET TAXES                                                       163,130

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                                  169,066
     ANNUAL RENTALS                                                 4,455
                                                                  -------
     TOTAL FIXED CHARGES                                          173,521

ADJUSTED EARNINGS INCLUDING AFUDC                                $601,718
                                                                 ========
RATIO OF EARNINGS TO FIXED CHARGES                                   3.47
                                                                     ====